COUSINS PROPERTIES INCORPORATED
                        STOCK PLAN FOR OUTSIDE DIRECTORS



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                                       A-1

                                TABLE OF CONTENTS


                                                                      PAGE

 1.   PURPOSE...........................................................1

 2.   DEFINITIONS.......................................................1

       2.1.   CPI.......................................................1
       2.2.   Issuance Date.............................................1
       2.3.   Market Price..............................................1
       2.4.   Old Plan .................................................1
       2.5.   One Year Term.............................................1
       2.6.   Outside Director..........................................1
       2.7.   Plan......................................................1
       2.8.   Stock.....................................................1
 3.   STOCK IN LIEU OF CASH.............................................1

       3.1.   Available Shares..........................................1
       3.2.   Election..................................................1
       3.3.   Election Procedure........................................2
       3.4.   Number of Shares..........................................2
       3.5.   Insufficient Shares.......................................2
 4.   OLD PLAN..........................................................2

 5.   MISCELLANEOUS.....................................................2

       5.1.   References................................................2
       5.2.   Construction..............................................2
       5.3.   Stock Transfer............................................2
       5.4.   Source of Stock...........................................3
       5.5.   Shareholder Approval......................................3
       5.6.   Amendment.................................................3
       5.7.   Termination...............................................3


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                                   SECTION 1.

                                     PURPOSE

              The primary purpose of this Plan is to attract and retain well qualified individuals as Outside Directors of CPI by granting Outside Directors the right to elect to receive compensation in Stock in lieu of cash subject to the terms and conditions set forth in this Plan. This Plan is an amendment and restatement of the Cousins Properties Incorporated 1987 Restricted Stock Plan for Outside Directors.

                                   SECTION 2.

                                   DEFINITIONS

     2.1. CPI -- means Cousins Properties Incorporated and any successor to such corporation.

     2.2. Issuance Date -- means (i) with respect to shares to be issued for fees earned on the date of a regular quarterly Board meeting, the date of such meeting and (ii) with respect to shares to be issued for fees earned between regular quarterly Board meetings, the date of the next regular Board meeting.

     2.3. Market Price -- means the average between the high and the low price as reported for a day on the national securities exchange on which Stock is actively traded, as such prices are accurately reported in The Wall Street Journal or, if there is no such report for such day, such prices as so reported for the last business day before such day.

     2.4. Old Plan -- means the Cousins Properties Incorporated 1987 Restricted Stock Plan for Outside Directors as in effect before the amendment and restatement of such plan in the form of this Plan.

     2.5. One Year Term -- means a one year term for membership on CPI's Board of Directors.

     2.6. Outside Director -- means a member of the Board of Directors of CPI who performs no services whatsoever for CPI as a common law employee of CPI.

     2.7. Plan -- means this Cousins Properties Incorporated Stock Plan for Outside Directors, as such plan may be amended from time to time.

     2.8. Stock -- means the $1.00 par value common stock of CPI.

                                   SECTION 3.

                              STOCK IN LIEU OF CASH

     3.1. Available Shares. There shall be 150,000 shares of Stock made available for payments to Outside Directors under this Plan, including the shares issued under this plan as of April 28, 1995.

     3.2. Election. Each Outside Director shall have the right on or after April 28, 1995 to elect (in accordance with Section 3.3) to receive Stock in lieu of cash with respect to all or a specific percentage of

                  (a) any installment of his or her annual retainer, including, beginning after the last One Year Term for which shares of Stock previously have been awarded under the Old Plan, an annual amount of $5,000.00, which previously was payable in shares of Stock under such Old Plan,

                  (b) any fee payable to him or to her for attending a meeting of CPI's Board of Directors or a committee of such Board of Directors, and

                  (c) any fee payable to him or to her for serving as the chairperson of a committee of CPI's Board of Directors.

     3.3. Election  Procedure.  An election by an Outside Director under Section
3.2 to receive Stock in lieu of cash shall be made in writing and shall be effective six months after the date the Outside Director delivers such election to the Secretary of CPI. An election may apply to one, or more than one, cash payment described in Section 3.2. After an Outside Director has made an election under this Section 3.3, he or she may elect to revoke such election or may elect to revoke such election and make a new election. Any such subsequent election shall be made in writing and shall be effective six months after the date the Outside Director delivers such election to the Secretary of CPI. There shall be no limit on the number of elections which an Outside Director can make under this Section 3.3.

     3.4. Number of Shares. The number of shares of Stock which an Outside Director shall receive in lieu of any cash payment shall be determined by CPI by dividing the amount of the cash payment which the Outside Director has elected under Section 3.2 to receive in the form of Stock by 95% of the Market Price of a share of Stock on the Issuance Date, and by rounding down to the nearest whole share of Stock. Such shares shall be issued to the Outside Director as of the Issuance Date.

     3.5. Insufficient Shares. If the number of shares of Stock available under this Plan are insufficient as of any date to issue the Stock called for under
Section 3.4, CPI shall issue Stock under Section 3.4 to each Outside Director based on a fraction of the then available shares of Stock, the numerator of which fraction shall equal the amount of the cash payment to the Outside Director on which the issuance of such Stock was to be based under Section 3.4 and the denominator of which shall equal the amount of the total cash payments to all Outside Directors on which the issuance of such Stock was to be based under Section 3.4. All elections made under this Section 3 thereafter shall be null and void, and no further Stock shall be issued under this Plan with respect to any such elections.

                                   SECTION 4.

                                    OLD PLAN

     All awards made under the Old Plan shall remain in effect subject to the terms and conditions of the Old Plan. However, no additional awards shall be made under the Old Plan after April 28, 1995. ss. 5.

                                  MISCELLANEOUS

     5.1. References. All references made to sections under this Plan shall be to sections of this Plan.

     5.2. Construction. The headings and sub-headings in this Plan have been included for convenience of reference only. This Plan shall be construed in accordance with the laws of the State of Georgia.

     5.3. Stock Transfer. If any Stock issued under this Plan has not been registered under the Securities Act of 1933, as amended, or any applicable state securities law at the time such Stock is issued, CPI shall have the right as a condition to the issuance of such Stock to require the Outside Director to make such representations or take such other or additional action to satisfy any requirements of, or any exemptions to, any applicable state or federal securities laws respecting such issuance as CPI deems necessary or appropriate under the circumstances, and no such issuance shall be made under this Plan until such condition or conditions have been satisfied to CPI's satisfaction in full.

     5.4. Source of Stock. Stock issued under this Plan may (at CPI's discretion) be issued from treasury Stock or from authorized but unissued Stock.

              5.5. Shareholder Approval. This Plan shall be null and void if CPI's shareholders fail to approve this Plan at a duly called meeting of such shareholders, and any award or issuance of Stock under this Plan before the date of such approval shall be made subject to such approval.

     5.6. Amendment. The Board of Directors of CPI may amend this Plan from time to time; provided, no such amendment shall become effective absent the approval of CPI's shareholders to the extent such amendment (under the terms of Rule 16b-3 of the Securities Exchange Act of 1934, as amended) would

                  (a) materially increase the benefits accruing to participants under this Plan,

                  (b) materially increase the number of securities which may be issued under this Plan, or

                  (c) materially modify the requirements as to eligibility to participation in this Plan.

     5.7. Termination. The Board of Directors of CPI shall have the right to terminate this Plan at any time; provided, if this Plan is terminated, each Outside Director shall be treated under Section 4.2(a) of the Old Plan as if he died (for purposes of the Old Plan) on the date of such termination.

                  IN WITNESS WHEREOF, CPI has caused its President to execute this Plan on its behalf this ________ day of _______________, 1995.

                                              COUSINS PROPERTIES INCORPORATED



                                              BY:______________________________
                                                           President